Exhibit 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Gentiva Health Services, Inc., which appears in Gentiva Health Services, Inc.'s Annual Report on Form 10-K/A for the year ended January 2, 2005.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 19, 2005